EXHIBIT 10.1

WRITTEN CONSENT OF DIRECTORS TO CORPORATE ACTION

WITHOUT MEETING OF PHI GROUP, INC.

The undersigned, being all of the directors of the Board of Directors of PHI Group, Inc., a Nevada corporation (the “Company”), hereby adopt the following resolutions in lieu of a meeting on this 27th day of February 2019.

WHEREAS, on November 08, 2018 the Company’s Board of Directors amended the new dividend ratio and the new Record Date for a special stock dividend from its holdings of Common Stock in American Pacific Resources, Inc., a subsidiary of the Company, to shareholders of Common Stock of the Company as follows: (a) Eligible shareholders: In order to be eligible for the above-mentioned special stock dividend, the minimum amount of Common Stock of PHI Group, Inc. each shareholder must hold as of the New Record Date is twenty (20) shares; (b) New Record Date: The new Record Date will March 01, 2019, subject to FINRA’s approval; (c) New dividend ratio: All eligible shareholders of Common Stock of the Company as of the new Record Date shall be entitled to receive one (1) share of Common Stock of American Pacific Resources, Inc. for every twenty (20) shares of Common Stock of PHI Group, Inc. held by such shareholders as of the new Record date; and (d) Payment Date: The Payment Date for the afore-mentioned special stock dividend is March 29, 2019;

WHEREAS, it deems to be in the best interests of the Company’s shareholders to receive freely tradable shares in American Pacific Resources, Inc. for the afore-mentioned special dividend distribution.

NOW, THEREFORE, BE IT RESOLVED, that the Company file a registration statement for the special dividend shares in American Pacific Resources, Inc. with the Securities and Exchange Commission as soon as possible and set the new Payment Date for the distribution of the special stock dividend to be ten (10) business days after said registration statement is declared effective by the Securities and Exchange Commission.

FURTHER RESOLVED that in addition to and without limiting the foregoing, each officer of the Company be and hereby is authorized and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as such officer may deem necessary, appropriate or in the best interests of the Company to effectuate the intent of the foregoing resolutions and the transactions contemplated thereby (as conclusively evidenced by the taking of such actions or the execution and delivery of such instruments and documents, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.

CORPORATE RESOLUTIONS

PAYMENT DATE FOR SPECIAL STOCK DIVIDEND

By their signatures below, the above resolutions have been duly authorized and adopted by the Company’s Board of Directors.

/s/ Tam Bui	/s/ Henry D. Fahman
Tam Bui, Director	Henry D. Fahman, Director

/s/ Frank Hawkins
Frank Hawkins, Director

CORPORATE RESOLUTIONS

PAYMENT DATE FOR SPECIAL STOCK DIVIDEND